EX-23.2  CONSENT OF INDEPENDENT ACCOUNTANTS - GOLDENBERG ROSENTHAL, LLP

                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/S/ Goldenberg Rosenthal, LLP

Jenkintown, Pennsylvania
June 5, 2002